Exhibit 5.1

March 27, 2025

Allot Ltd.
22 Hanagar Street
Neve Ne’eman Industrial Zone B
Hod-Hasharon 4501317
Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof by Allot Ltd., an Israeli company (the “Company”), relating to the sale, from time to time, by the Company of:

a.	ordinary shares, par value NIS 0.10 per share, of the Company (“Ordinary Shares”);

b.	debt securities (“Debt Securities”);

c.	subscription rights to purchase Ordinary Shares (“Rights”);

d.	warrants to purchase Ordinary Shares (“Warrants”); and

e.	units comprised of Ordinary Shares, Debt Securities, Rights or Warrants in any combination (“Units” and, together with the Ordinary Shares, Debt Securities, Rights and Warrants, “Securities”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Act, in connection with the filing of the Registration Statement.

According to the Registration Statement, (i) Debt Securities may be issued, in one or more series, pursuant to an indenture, the form of which is filed as an exhibit to the Registration Statement (each, an “Indenture”), entered into with the trustee (the “Trustee”) named in such Indenture, (ii) Rights may be issued directly or under a subscription rights agreement (the “Rights Agreement”) between the Company and a subscription rights agent (the “Rights Agent”), (iii) Warrants may be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”), and (iv) Units may be issued directly or under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We have assumed further that: (1) at the time of the execution, issuance and delivery of any Debt Securities, (i) the respective Indenture, including any supplemental indenture thereto, will have been duly authorized, executed and delivered by the Company and the Trustee and will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms and (ii) the respective Indenture, including any supplemental indenture thereto, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (2) at the time of execution, issuance and delivery of any Rights, the related Rights Agreement will have been duly authorized, executed and delivered by the Company and the Rights Agent and will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms; (3) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; (4) at the time of execution, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; (5) at the time of the issuance and sale of any of the Securities, the number and terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or the Company’s memorandum or articles of association or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (6) at or prior to the time of the delivery of any Security, the consideration for such Security will have been received.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.

2.
With respect to Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor specified in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors and otherwise in accordance with the provisions of the Warrants pursuant to which such Ordinary Shares will be issued, if applicable, such Ordinary Shares will be legally issued, fully paid and non-assessable.

3.
With respect to Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Debt Securities and the related Indenture, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Debt Securities and the related Indenture and any supplemental indenture thereto, upon payment of the consideration therefor specified in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors, and otherwise in accordance with the provisions of the applicable Indenture and any supplemental indenture thereto, such Debt Securities will be validly issued and will be binding obligations of the Company.

4.
With respect to Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Rights, the terms of the offering thereof and related matters (for purposes of this paragraph 4, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the Rights Agreement to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a Rights Agent to be selected by the Company, and (ii) any certificates relating to the Rights, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Rights in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, the applicable Rights Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Rights may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Company’s Articles of Association (as then in effect) and the Rights Agreement and any rights certificates, of the terms of the Rights and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Rights Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Rights Agreement, the Registration Statement and the prospectus included therein, of the Rights, and (h) receipt by the Company of the consideration for the Rights as specified in the Authorizing Resolutions and in accordance with the provisions of such Rights Agreement, such Rights will constitute valid and legally binding obligations of the Company.

5.
With respect to Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Warrants and the underlying Ordinary Shares, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Warrants, upon payment of the consideration therefor specified in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will be legally issued.

6.
With respect to Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Units, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Units, upon payment of the consideration therefor specified in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors, and otherwise in accordance with the provisions of the applicable unit agreement, if any, such Units will be legally issued.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours, /s/ Goldfarb Gross Seligman & Co.